EXH. 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 20, 1998 incorporated by reference in this Form 10-K, into IVAX's previously filed registration statement on Form S-8 Nos. 333-07811, 33-82756, 33-67090, 33-39186, 33-44042, 33-53944, 33-88914,
33-88912, 33-65133, 333-24593 and 333-42997, Form S-3 No. 33-46173, and Form
S-4 Nos. 33-44116 and 33-60847.


ARTHUR ANDERSEN LLP

Miami, Florida,
  March 31, 1998.